Exhibit 99.1

First Quarter Fiscal Year 2006 Earnings Release and Conference Call July 27, 2005

Forward-Looking Statements This presentation contains forward-looking statements which can be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2005 (including under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent Current Reports on Form 8-K, which are on file with the SEC and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

An Enhanced Outlook Positive domestic homebuilding trends 52% operating earnings growth in the first quarter 15% sales (orders) and 31% dollar backlog growth Macro conditions remain positive Pricing power and job growth in virtually all markets Industry leadership Relative local market scale is important

Domestic Home Building Highlights First Quarter Fiscal 2006 Revenues increased 26% Closings grew 12% to 8,235 Average sales price grew 13% to $286,354 Operating earnings grew 52% Gross housing margin up 170bp to 29% Operating margin grew 240bp to 14% Backlog Sales (Orders) grew 15% to 10,419 Units increased 22% to 20,773 Dollar value grew 31% to $6.58 billion

Mid-Atlantic 2,010 +36% 1,545 +19% Southeast 1,835 -5% 1,453 +11% Midwest 1,635 +4% 1,565 +3% Southwest 3,013 +29% 2,188 +10% West Coast 1,926 +12% 1,484 +18% Total 10,419 +15% 8,235 +12% Domestic Home Building First Quarter Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended June 30, 2005

Complementary Business Highlights First Quarter Fiscal 2006 CTX Mortgage Centex builder originations increased 12% Capture rate up 200bp to 75% Centex Home Equity Interest-earning servicing portfolio grew 19% Operating earnings increased 8% Centex Construction Services Backlog increased 43% to $2.35 billion

Supplementary Information Share repurchase 750,000 repurchased at average price of $68.38 per share Approximately 2 million shares remain under current authorization Intend to repurchase shares in the second quarter Fairclough (U.K. Homebuilding) Encouraged by expressions of interest Board is considering alternatives and uses of potential proceeds including additional share repurchases and reinvestment in domestic homebuilding

Centex Homes Outlook FY03 FY04 FY05 FY06P Closings 26427 30358 33387 38000 0 0 1000 FY03 FY04 FY05 FY06P Closings 631 966 1379 1800 0 0 50 % CHG +15% +10% +15% % CHG +53% +43% +32% Operating Earnings ($ Millions) 30,358 33,387 Closings $966 $1,379 39,000 $1,850

Increased Guidance Earnings per Diluted Share Estimates FY06E FY05 1Q - 6/30 $1.74 $1.35 2Q - 9/30 $2.00 - $2.05 $1.61 3Q - 12/31 $2.35 - $2.45 $1.91 4Q - 3/31 $3.01 - $3.11 $2.75 $9.10 - $9.35 $7.64

Question & Answer Thank you for participating in today's conference call webcast. An archive of this webcast will be available at http://www.centex.com later today.